Exhibit 99.1

Callan JMB Announces Third Quarter 2025 Financial Results and Provides Business Update

Expanded the Company’s compliance-driven logistics platform into the food sampling industry

Entered agreement to install oral drug delivery equipment at Texas facility

Established a subsidiary in India and advanced plans for a temperature-controlled pharmaceutical storage and distribution warehouse

Extended the Company’s long-term contract with the City of Chicago through June 2026, including an increase in funding

Upgraded Sentry Monitoring System Technology with Sentry 4 for Mobile Temperature Monitoring

SPRING BRANCH, Texas, November 14, 2025 — Callan JMB INC. (NASDAQ: CJMB) (“Callan JMB” or the “Company”), an integrative logistics company empowering the healthcare industry and emergency management agencies through fulfillment, storage, monitoring, and cold chain logistics services, today announced its financial results for the third quarter ended September 30, 2025, and is providing a business update.

“Callan JMB continues to execute with excellence across our core business lines, while also leveraging our key competencies to expand into target growth areas,” commented Wayne Williams, CEO, Chairman & Founder of Callan JMB. “We recently launched into the food sampling sector, as a natural extension of our core capabilities and part of our multi-variant strategic growth initiatives. We have also made progress to support the onshoring of logistics operations to the U.S. in the future, particularly for international companies operating in the pharmaceutical space. This month, we entered a preliminary agreement with a maker of an innovative drug delivery system to install its manufacturing equipment in our cGMP facility in Texas, while we negotiate further operational agreements. In July, we formed Callan JMB Services (India) Private Limited, with a planned temperature-controlled warehouse for storage and distribution of pharmaceuticals at all temperature ranges.”

“Our emergency preparedness business continues to perform well, with the City of Chicago extending our contract through June 2026 with an additional $1.5 million in funding, bringing the total contract value to $9.1 million and reinforcing our eight-year partnership. Finally, we enhanced our technology platform by upgrading our proprietary Sentry Monitoring System to version 4.0, transitioning from Java to HTML5 to provide healthcare facilities and emergency management agencies with seamless, device-agnostic access to critical temperature monitoring capabilities. These advancements reflect our commitment to delivering innovative solutions that meet evolving customer needs. As we close out 2025, we are focused on driving sustainable growth across our pharmaceutical logistics, emergency preparedness, and specialty distribution operations while pursuing strategic opportunities in complementary high-growth markets that build on our established skill set,” concluded Mr. Williams.

Business Highlights to Date:

●	Post quarter-end, expanded reclamation operations into food sampling sector to advance the Company’s multi-variant strategic growth initiative and extend its compliance-driven logistics platform into an adjacent, high-growth market.
●	In November, entered a preliminary agreement with the maker of an oral drug delivery system to install its innovative manufacturing equipment in Callan JMB’s cGMP facility in Texas, while the two companies negotiate operational agreements. This agreement is the latest step in several related initiatives that the Company is planning with global manufacturing leaders in the healthcare industry, including Revival Health.
●	Launched Callan JMB Services (India) Private Limited with planned temperature-controlled warehouse in Pune, Maharashtra for pharmaceutical storage and distribution, already securing an agreement with Walker’s Pharmaceuticals Ltd. and working with additional Indian companies to facilitate U.S. market entry and manufacturing plant establishment.
●	Extended the Company’s emergency preparedness contract with the City of Chicago extended Callan JMB’s through June 2026 with $1.5 million funding increase, bringing total contract value to $9.1 million and extending the seven-year partnership for continued management and distribution of health preparedness supplies.
●	In October, upgraded the proprietary Sentry Monitoring System to version 4.0, transitioning from Java to HTML5 to enable healthcare facilities and emergency management agencies to monitor temperature-sensitive pharmaceutical storage from any web-enabled device without downloading additional software.

Financial Highlights for the Three- and Nine-Month Periods Ended September 30, 2025:

●	Revenues for the three months and nine months ended September 30, 2025 were $1.4 million and $4.6 million, respectively. The decrease in year-over-year revenue was due to the seasonal decline in the demand for emergency preparedness services by certain states and local governments during the third quarter.
●	Cost of revenues for the three months and nine months ended September 30, 2025 were $1.0 million and $2.8 million, respectively. The decrease in cost revenue is due to a decrease in labor and freight forwarding.
●	Gross profit for the three months and nine months ended September 30, 2025 were $0.5 million and $1.8 million, respectively.
●	SG&A expenses for the three months and nine months ended September 30, 2025 were $2.4 million and $6.3 million. The increase year-over-year was primarily driven by an increase in consulting, professional fees and marketing expenses related to the Company now being a public entity.
●	Loss from operations for the three months and nine months ended September 30, 2025 were ($1.9 ) million and ($4.5 ) million, respectively.
●	Cash and cash equivalents for the period ended September 30, 2025 were $2.8 million.

About Callan JMB Inc.

Callan JMB Inc. is an integrative logistics company empowering the healthcare industry and emergency management agencies through fulfillment, storage, monitoring, and cold chain logistics services to secure medical materials and protect patients and communities with compliant, safe, and effective medicines. Our combined expertise in supply chain logistics, thermodynamics, biologics, inventory management, regulatory compliance and emergency preparedness is unparalleled in the industry. We offer a gold standard in client experience with customizable interfaces, next-level reliability in shipping and environmental sustainability in our specialty packaging.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Registration Statement Under the Securities Act of 1933 on Form S-1, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

CallanJMB@kcsa.com

212.896.1254

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025 (Unaudited)	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$2,789,744	$2,097,945
Accounts receivable, net of allowance for credit losses of $57,118 and $64,000, respectively	945,844	622,914
Inventory	223,245	158,362
Related party loans	-	18,669
Tax refund receivable	-	6,377
Prepaid insurance	29,893	151,354
Other current assets	303,354	127,542
Deferred offering costs	-	136,025
Total current assets	4,292,080	3,319,188
Right of use assets – operating lease	2,070,178	883,029
Property and equipment, net of accumulated depreciation of $724,696 and $608,703, respectively	1,373,922	876,682
Security deposit	-	3,650
Total assets	$7,736,180	$5,082,549

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$318,803	$371,661
Accrued expenses	516,210	506,381
Corporate taxes payable	30,501	23,000
Deferred revenue	-	94,097
Right of use liability – current	325,363	279,176
Total current liabilities	1,190,877	1,274,315
Right of use liability – non-current	1,745,610	628,274
Derivative liability	624,041	-
Deferred tax liabilities	-	6,602
Total long-term liabilities	2,369,651	634,876
Total liabilities	3,560,528	1,909,191
Commitments and contingencies – Note 10
Stockholders’ Equity
Preferred stock - authorized 10,000,000 shares, $0.001 par value; zero issued and outstanding as of September 30, 2025 and December 31, 2024	$-	$-
Common stock - authorized 190,000,000 shares, par value $0.001 par value; 4,623,027 issued and outstanding as of September 30, 2025 and 3,000,000 December 31, 2024	4,623	3,000
Additional paid in capital	11,838,004	5,464,006
Accumulated deficit	(7,666,975)	(2,293,648)
Total stockholders’ equity	4,175,652	3,173,358
Total liabilities and stockholders’ equity	$7,736,180	$5,082,549

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue	$1,446,917	1,435,376	$4,562,604	5,211,665
Cost of revenue	953,610	970,931	2,812,334	3,067,421
Gross profit	493,307	464,445	1,750,270	2,144,244
Selling, general and administrative expenses	2,372,465	1,245,428	6,274,343	3,146,109
Income (Loss) from operations	(1,879,158)	(780,983)	(4,524,073)	(1,001,865)
Other income (expenses)
Changes in fair value of derivative liability (see Note 8)	(624,041)	-	(624,041)	-
Interest income	1,372	2,454	5,621	8,641
Interest expense	(473)	(458)	(536)	(5,372)
Other expenses (see Note 8)	(229,041)	-	(229,041)	-
Total other income (expenses)	(852,183)	1,996	(847,997)	3,269
Income (Loss) before income taxes	(2,731,341)	(778,987)	(5,372,070)	(998,596)
Provision (benefit) for income taxes	-	26,000	1,257	-
Net income (loss)	$(2,731,341)	(804,987)	$(5,373,327)	(998,596)
Weighted average common shares outstanding – basic and diluted (See Notes 3 and 4)	4,490,093	3,000,000	4,276,826	2,505,495
Net loss per common share - basic and diluted (See Notes 3 and 4)	$(0.61)	(0.27)	$(1.26)	(0.40)

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net income (loss)	$(5,373,327)	$(998,596)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	1,154,842	-
Changes in fair value of derivative liability	624,041	-
Depreciation and amortization	119,656	108,059
Provision (recoveries) for credit losses	73,065	-
Other expenses relating to ELOC Facility	179,041	-
Reduction in allowance for credit losses by release of reserve for credit losses	-	(163,000)
Changes in operating assets and liabilities:
Accounts receivable	(395,995)	1,803,724
Inventory	(64,883)	7,086
Tax refund receivable	6,377	-
Other current assets	(50,701)	42,137
Operating lease liabilities	(23,626)	9,394
Accounts payable and accrued expenses	(43,029)	473,353
Deferred revenue	(94,097)	(9,085)
Deferred tax liabilities	(6,602)	-
Corporate taxes payable	7,501	(9,546)
Net cash provided by (used in) operating activities	$(3,887,737)	$1,263,526

Cash flows used in investing activity:
Purchase of property and equipment	(616,896)	(46,167)
Net cash used in investing activity	$(616,896)	$(46,167)

Cash flows from (used in) financing activities:
Related party loans	18,669	61
Deferred offering costs	136,025	(82,675)
Partner distributions	-	(3,382,253)
Decrease in note payable	-	(98,809)
Proceeds from IPO and overallotment, net	4,543,988	-
Proceeds from issuance of shares under the ELOC Facility	497,750	-
Net cash provided by (used in) financing activities	$5,196,432	$(3,563,676)
Increase (decrease) in cash and cash equivalents	691,799	(2,346,317)
Cash and cash equivalents at beginning of period	2,097,945	5,155,620
Cash and cash equivalents at end of period	$2,789,744	$2,809,303